Exhibit 99
                       Information Regarding Joint Filers

Designated Filer of Form 4:  Durus Capital Management, LLC

Date of Earliest Transaction Required to be Reported: May 29, 2002

Issuer Name and Ticker Symbol:  Esperion Therapeutics,Inc. (ESPR)

Joint Filer Names and addresses:

Scott Sacane, 20 Marshall Street, ste 320, South Norwalk, CT 06854 Durus Capital Management (N.A.), LLC, 20 Marshall Street, ste 320, South Norwalk, CT 06854


Signatures:

/s/ Scott Sacane
-------------------------
Scott Sacane


Durus Capital Management (N.A.), LLC

By:      /s/ Scott Sacane
         ----------------------------
Name:    Scott Sacane
Title:   Managing Director